                                                                   Exhibit 10.80

September 18, 2002

Kramont Realty Trust
580 West Germantown Pike
Suite 200
Plymouth Meeting, Pennsylvania 19462
Attention:  Jeffrey Hipple

Re:   Mortgage Loan Application

Gentlemen:

Additional Application Provision 10 of the Mortgage Loan Application that you submitted to MetLife provides you with the right to propose adding additional properties to the loan transaction contemplated by the Application.

This letter shall confirm that the following properties (the "Additional Properties") have been added to the pool of Properties covered by the loan transaction and that the total loan amount has been increased from $116,000,000 to $190,000,000:

Loan              Loan Amount     Improvements                                         Size, Location and Address of
                                                                                       Real Property
----------------- -------------   ---------------------------------------------------  -----------------------------------
Mall at Cross     $  30,500,000   A 2-story power center built in 1986 containing      Approximately 10.07 acres of land
County                            approximately 264,000 square feet of rentable area   located on North Central Avenue
                                  with surface parking to accommodate 1,500 vehicles   in Yonkers, New York.

Barn Plaza        $  18,200,000   A 1-story neighborhood shopping center built in      Approximately 42.3 acres of land
                                  1990 containing approximately 238,255 square feet    located at 1745 South Easton Road
                                  of rentable area with surface parking to             in Doylestown, Pennsylvania
                                  accommodate 1,518 vehicles

Bristol Commerce  $  14,800,000   A 1-story neighborhood shopping center built in      Approximately 50 acres of land
                                  1989 containing approximately 278,378 square feet    located at the southeast corner
                                  of rentable area with surface parking to             of Route 413 and Route 13 in
                                  accommodate 1,989 vehicles                           Bristol, Pennsylvania

Valley Fair       $  10,500,000   A 1-story neighborhood shopping center built in      Approximately 11.135 acres of
                                  1988 containing approximately 109,841 square feet    land located on Swedesford Road
                                  of rentable area with surface parking to             in Devon, Pennsylvania
                                  accommodate 594 vehicles

In addition, the following changes are also made to the Application:

1. Additional Application Provision Number 3 is revised by changing the number "four (4)" appearing on the second line thereof to "five (5)".

2. Additional Application Provision Number 5 is revised to provide for the additional rent roll requirement for the Additional Properties, as follows:


                   Loan             Annual Rent
                                    Amount
                   --------------   ------------
                   Mall at Cross    $ 4,160,000
                   County

                   Barn Plaza       $ 2,500,000

                   Bristol          $ 2,000,000
                   Commerce

                   Valley Fair      $ 1,400,000

3. Additional Application Provision Number 5 is further revised by adding the following to the end of sub-paragraph (b) thereof:

                  "Notwithstanding the foregoing, the Borrower shall have the right to eliminate any one of the Properties from the pool of Properties for any reason."

4. A new Additional Application Provision Number 12 is hereby added to the Application as follows:

                  "12. Additional Leasing Requirement For Bristol Commerce Park. The funding of the Loan secured by the Bristol Commerce Park property is further conditioned on: (a) a lease (the "Wal-Mart Lease") being in place with Wal-Mart, as tenant, for not less than 118,000 s.f. of space at said property, for a term of not less than 10-years, and at an annual rent of not less than $4.90 per s.f.; and (b) Wal-Mart being in occupancy of, and paying rent for, the space covered by the Wal-Mart Lease. The Wal-Mart Lease shall also be subject to MetLife's Approval. In the event that the foregoing requirements of occupancy by Wal-Mart are not satisfied, the Borrower shall at the Closing deposit $2,000,000.00 with MetLife, which amount shall be held in escrow by MetLife pursuant to an escrow agreement Approved by MetLife. The escrow funds shall be released to the Borrower upon occupancy by Wal-Mart."

This letter shall also confirm that interest shall accrue on the Loans secured by the Additional Properties effective on the day of the Closing at an annual interest rate equal to not less than (a) the sum of (i) 200 basis points (2.0%) plus (ii) the yield on securities issued by the United States Treasury having a maturity equal to 10-years as determined by MetLife's Treasury Trading Desk on the Business Day MetLife receives this letter executed by Borrower, together with the pledge (as clarified below) of the Additional Deposit (as defined below), or (b) 5.90%.

For purposes hereof, the term "Additional Deposit" shall mean Series D preferred stock of Kramont Realty Trust or cash or a Letter of Credit having a market value of not less than $2,220,000 on the date that this letter is returned to MetLife. The Additional Deposit shall be deposited in escrow by the Borrower and pledged to MetLife (pursuant to a pledge agreement Approved by MetLife) and shall be considered and treated as part of the Deposit under the Application. The pledge agreement shall require that additional preferred stock shall, upon the request of MetLife, be deposited in escrow by the Borrower in order to ensure that the market value of said stock does not fall below $2,220,000.00 at any time prior to the Closing.

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To indicate your agreement with the foregoing, please sign the duplicate original of this letter where indicated below and return it to us on or before September __, 2002.

Very truly yours,

METROPOLITAN LIFE INSURANCE COMPANY


/s/ Kevin Cavanaugh
------------------------------------
By:    Kevin Cavanaugh
Title: Vice President


AGREED AND ACCEPTED THIS 18th DAY
OF SEPTEMBER, 2002


KRAMONT OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By: KRAMONT REALTY TRUST, general partner

       /s/ Carl Kraus
       -------------------------------
       By:    Carl Kraus
       Title: SVP & CFO

                                                                  VIA TELECOPIER
                                                                   AND U.S. MAIL

October 22, 2002

Kramont Operating Partnership, L.P.
c/o Kramont Realty Trust
Plymouth Plaza
580 West Germantown Pike, Suite 200
Plymouth Meeting, Pennsylvania 19462
Attention: Louis P. Meshon, Sr.

Re:   $190,000,000 Mortgage Loan Application - Multiple Properties

Dear Mr. Meshon:

Please find enclosed the Mortgage Loan Application, which has been accepted by MetLife as of the date hereof, provided, however, that the following change is made:

1. A new Additional Application Provision Number 13 is hereby added to the Application as follows:

                  "13. Additional Environmental Insurance Requirement. Notwithstanding anything to the contrary in the Application or in the Closing Requirements, the following environmental insurance requirement shall be required to be complied with by the Borrower prior to the Closing with respect to each of the
                  Properties: (a) Borrower shall obtain an environmental insurance policy covering each of the Properties, with such policy naming MetLife as an additional insured, in form, scope and substance and with an insurance carrier, subject to MetLife's Approval (not to be unreasonably withheld); (b) the amount of the policy shall be not less than $10,000,000.00 in the aggregate, and $3,000,000.00 per occurrence, and with a deductible of not more than $500,000.00; (c) the policy shall be in effect for the entire term of the Loans, however, the initial term of the policy may be for at least 1-year, provided that all renewals of the policy are for not less than 5-years; and (d) the failure of the Borrower to maintain such policy in full force and effect for the term of the Loans, as aforesaid, shall constitute an event of default under the Loan Documents."

To indicate your agreement with the foregoing, please sign the duplicate original of this letter where indicated below and return it to us on or before October 28, 2002.

Very truly yours,

METROPOLITAN LIFE INSURANCE COMPANY

/s/ David Politano
---------------------------------
By:    David Politano
Title: Director

AGREED AND ACCEPTED THIS 28th DAY
OF OCTOBER, 2002

KRAMONT REALTY OPERATING PARTNERSHIP, L. P.


    By: Kramont Realty Trust, general partner

        /s/ Louis P. Meshon, Sr.

        --------------------------------
        By: Louis P. Meshon, Sr.
        Title: President and Chief Executive